Exhibit 10.13

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PEKO 7/21/10

DEVELOPMENT AND SUPPLY AGREEMENT

This Development and Supply Agreement (“Agreement”) is entered into as of July 2, 2010 (“Effective Date”) by and between ViewRay Incorporated, a Delaware corporation (“ViewRay”), and PEKO Precision Products, Inc., a New York corporation (“PEKO”).

Background

ViewRay possesses valuable knowledge, expertise, intellectual properties and resources with regard to radiation oncology devices which incorporate Magnetic Resonance Imaging (MRI). PEKO possesses valuable knowledge, expertise, intellectual properties and resources with regard to engineering and contract manufacture and assembly of electromechanical systems.

ViewRay wishes to engage PEKO to provide engineering support, design, implement, integrate and test certain electrical, pneumatic and other components pursuant to ViewRay direction for incorporation into ViewRay’s Renaissance™ radiation therapy system. ViewRay also wishes to purchase from PEKO quantities of such components.

PEKO is willing to provide ViewRay with development services for certain devices and is also willing to sell ViewRay quantities of such devices at favorable pricing.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

1.1 Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein or otherwise defined by context or other language defined herein shall have the meaning set forth below.

“Affiliate” means with respect to either party, any Person that, directly or indirectly, is controlled by, controls or is under common control with such party. For purposes of this definition only, “control” means, with respect to any Person, the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such Person or the possession otherwise, directly or indirectly, of the power to direct the management or policies of such Person.

“Applicable Laws” means all applicable laws, statutes, regulations and ordinances.

“Assembly” means the combining and incorporation of items or an item supplied by PEKO or a third party into a Product

“Business Day” means any day other than a Saturday or Sunday that is not a national holiday in the United States.

“Commercially Reasonable Efforts” means (i) with respect to any objective by any party, commercially reasonable, diligent, good faith efforts to accomplish such objective as such party would normally use to accomplish a similar objective under similar circumstances; and (ii) with respect to any objective relating to the development or commercialization of any product by any party, efforts and resources normally used by such party with respect to a product owned by such party at a similar stage in the development or life of such product.

“Confidential Information” means any proprietary or confidential information of either party (including but not limited to all ViewRay Intellectual Property and all PEKO Intellectual Property) disclosed to the other party pursuant to this Agreement, except any portion thereof which: (i) is known to the receiving party, as evidenced by the receiving party’s prior written records, before receipt thereof under this Agreement; (ii) is disclosed to the receiving party by a third person who is under no obligation of confidentiality to the disclosing party hereunder with respect to such information and who otherwise has a right to make such disclosure; (iii) is or becomes generally known in the public domain through no fault of the receiving party; or (iv) is independently developed by the receiving party, as evidenced by the receiving party’s written records, without access to such information.

“Control or Controlled” means, with respect to any Intellectual Property Right, the possession (whether by ownership, license, or other agreement or arrangement existing now or after the Effective Date, other than pursuant to this Agreement) by a party or an Affiliate thereof of the right to grant to the other party a license as provided herein under such Intellectual Property Right without violating the terms of any agreement or other arrangement of such party or its Affiliate with any third party.

“FCA” means “Free Carrier (named place)”, as that expression is defined in Incoterms 2000, ICC Publishing S.A.

“Intellectual Property Right(s)” means all rights in (1) U.S. and foreign utility and/or design patents, patent applications, and utility models; (2) patents issuing on the patent applications described in clause (1); (3) continuations, continuations-in-part, divisions, reissues, reexaminations, or extensions of the patents or applications described in clauses (l)-(2); (4) inventions, invention disclosures and improvements, whether or not patentable; (5) works of authorship, whether or not protectable by copyright, all copyrights to such works, including all copyright registrations and applications and all renewals and extensions thereof; (6) rights in industrial designs, and (7) Confidential Information, trade secrets, know-how, processes, algorithms, proprietary databases, and other proprietary information, and all tangible and intangible embodiments thereof.

“PEKO Intellectual Property” means, individually and collectively, all Intellectual Property Rights that are conceived, discovered, developed, generated, created, made or reduced to practice or fixed in a tangible medium of expression by employees or consultants of PEKO at any time prior to the Effective Date or after the Effective Date if such Intellectual Property Rights are not based upon or related to the performance of a Program under this Agreement. The term PEKO Intellectual Property, however, does not include any know-how, processes, information and data which is, as of the Effective Date or later becomes, generally available to the public through no breach by ViewRay of its obligations under this Agreement.

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“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization, other than PEKO or ViewRay.

“Product” means each product that is the subject of a Program for which ViewRay and PEKO enter into a Work Statement using the procedure specified in Section 2.1

“Program” means a development program described in a Work Statement that the parties enter into using the procedure specified in Section 2.1.

“Program Intellectual Property” means, individually and collectively, all Intellectual Property Rights that are conceived, created, discovered, developed, generated, made or reduced to practice or fixed in a tangible medium of expression as part of or based upon or related to activities undertaken as part of a Program whether: (a) solely by one or more employees or agents of PEKO; (b) solely by one or more employees or agents of ViewRay; or (c) jointly by one or more employees or agents of PEKO and one or more employees or agents of ViewRay. Program Intellectual Property will be listed in each Work Statement, which shall be amended from time-to-time to include new Program Intellectual Property, in accordance with Section 5.3.

“Specifications” or “Product Specifications” means the specifications for a Product that is the subject of a Work Statement as set forth in the applicable Work Statement, as they may be amended or supplemented by the parties pursuant to Section 2.3.

“ViewRay Domain” means the development, production, use, marketing, sale and support of Products to customers for use in connection with radiation oncology devices.

“ViewRay Intellectual Property” means, individually and collectively, all Intellectual Property Rights that are conceived, discovered, developed, generated, created, made or reduced to practice or fixed in a tangible medium of expression solely by employees or consultants of ViewRay at any time prior to the Effective Date or after the Effective Date if such Intellectual Property Rights are not based upon or related to the performance of a Program. The term ViewRay Intellectual Property, however, does not include any know-how, processes, information and data which is, as of the Effective Date or later becomes, generally available to the public through no breach by PEKO of its obligations under this Agreement.

1.2 Other Defined Terms. The following terms shall have the meanings set forth in the section appearing opposite such term:

“Acceptance”	Section 2.4
“Act”	Section 4.4
“AER”	Section 4.4
“affected party”	Section 10.14
“Agreement”	Recitals
“Applicable Standards”	Section 4.1
“Bankruptcy Code”	Section 5.1
“Change Control Document”	Section 2.3
“Change Request”	Section 2.3

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Deliverable(s)”	Section 2.1
“Decision Request”	Section 2.2
“Deposit Materials”	Section 3.10
“disadvantaged party”	Section 10.14
“Effective Date”	Recitals
“Escrow Agent”	Section 3.10
“Escrow Agreement”	Section 3.10
“FDA”	Section 4.1
“Force Majeure”	Section 10.14
“Forecast”	Section 3.2
`Indemnifying Party”	Section 8.4
“Losses”	Section 8.2
“MDR”	Section 4.4
“PEKO”	Recitals
“PEKO Indemnified Party(ies)”	Section 8.3
“Purchase Order”	Section 3.3
“Regulatory Authority”	Section 4.1
“Response Period”	Section 2.3
“RMA”	Section 3.9
“Rules”	Section 10.2
“SOPS”	Section 4.4
“Term”	Section 9.1
“ViewRay”	Recitals
“ViewRay Indemnified Party(ies)”	Section 8.2
“Work Statement”	Section 2.1.

2. DEVELOPMENT SERVICES

2.1 Development of Products. (a) During the term of this Agreement, ViewRay may from time to time seek services from PEKO with respect to the development of certain Products that can be incorporated into the ViewRay Renaissance™ MRI-guided radiation therapy system. For each Program to be undertaken by PEKO pursuant to this Agreement, the parties will prepare a “Work Statement” and agree to said “Work Statement” in substantially the form attached as Attachment 1. Each Work Statement will describe: (i) the (i) services that PEKO will be responsible for providing to ViewRay and the deliverables that PEKO will be responsible for delivering to ViewRay (“Deliverable(s)”), (ii) delivery schedule for the Deliverables, (iii) pricing terms, (iv) work plan for the Program, and (v) ViewRay’s responsibilities in connection with the Program. Each Work Statement will be prepared based upon the requirements and information provided to PEKO by ViewRay. A separate Work Statement will be required for each Program; and each Work Statement will become subject to this Agreement only when mutually agreed and signed by ViewRay and PEKO.

2.2 Progress Reports; Decisions. (a) To the extent specified in the Work Statement for a Program, PEKO will periodically furnish ViewRay with written reports describing the progress made in providing services under such Work Statement. To the extent specified in the Work Statement for a Program, ViewRay and PEKO shall periodically meet, in person or by telephone or videoconference at such times and places as are mutually agreed upon, for PEKO to provide

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ViewRay with an update on the status of the progress of the Program. ViewRay and PEKO shall each be responsible for its own expenses incurred in connection with attending such meetings. The parties’ representatives for purposes of meetings under this Section 2.2 will be PEKO’s VP, Systems Division or closest equivalent existing at the time, and ViewRay’s Director of MRI Engineering, or closest equivalent existing at the time.

(b) PEKO shall provide ViewRay in advance of each meeting pursuant to Section 2.2(a) an agenda for such meeting and reasonably-detailed written reports describing the results of the Program, including difficulties encountered in achieving the technical objectives of the Program during the period since their last meeting. It is understood and agreed that neither party may change the Specifications without the consent of the other party using the procedure set forth in Section 2.3.

(c) PEKO may from time to time notify ViewRay that PEKO requires approvals or other actions by ViewRay relating to the services that do not represent a change in the terms of the Work Statement (each, a “Decision Request”) using the form attached as Attachment 3. ViewRay shall respond to each Decision Request notice within the period of time specified in the Decision Request notice (not to be less than three (3) Business Days nor more than five (5) Business Days). In the event ViewRay does not deliver to PEKO a written response to the Decision Request within the period specified in the Decision Request notice, PEKO shall be entitled to act as if ViewRay had responded by not approving the action contemplated by the Decision Request. Any change from an approved Decision Request shall be subject to the procedures specified in Section 2.3. A Decision Request may not be used to materially change the services that are the subject of a Work Statement, instead a Change Request must be used and such Change Request shall be subject to the procedures specified in Section 2.3.

2.3 Changes. (a) During a Program, ViewRay may request amendments to the Work Statement to effect changes in the Specifications for the Deliverables or in the schedule for the Deliverables. If ViewRay wishes to make a change it shall notify PEKO in writing of the requested change specifying the change with sufficient details to enable PEKO to evaluate it (each, a “Change Request”); Change Requests shall be in the form attached as Attachment 4. Within ten (10) Business Days following the date of PEKO’s receipt of a ViewRay Change Request, PEKO shall deliver a document that: (i) assesses the impact of the change on the total cost of the PEKO’s services and the schedule, and (ii) incorporates a description of the requested change and its cost (each, a “Change Control Document”).

(b) Within ten (10) Business Days following ViewRay’s receipt of a PEKO Change Control Document (“Response Period”), ViewRay will notify PEKO whether or not it accepts the Change Control Document. If ViewRay accepts the Change Control Document, then the provisions of this Agreement shall be deemed amended to incorporate such change in accordance with the Change Control Document. The price stated in the Change Control Document shall be deemed an increase (or decrease) in the charges specified in the then applicable Work Statement. If ViewRay notifies PEKO not to proceed within the Response Period, then the Change Request shall be deemed withdrawn and PEKO shall take no further action in respect of it. If PEKO has not received any notice by the expiration of the Response Period, then ViewRay shall be deemed to have advised PEKO not to proceed. A separate Change Control Document will be required for each Change Request but a Change request may include multiple changes; and each Change Control Document will become subject to this Agreement when signed by PEKO and ViewRay.

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(c) PEKO may not make any changes in the form, fit, function, design, manufacturing process, manufacturing location or appearance of the Products or the Specifications without ViewRay’s prior written approval, which shall not be unreasonably withheld. PEKO may recommend amendments to a Work Statement to effect changes in the Specifications if necessary to respond to difficulties encountered in achieving the technical objectives of the Program. If PEKO wishes to recommend a Change Request, it shall notify ViewRay of the requested change and provide ViewRay with a Change Control Document and the provisions of Section 2.3(a)-(b) shall apply.

(d) It is the intent of the parties that the Specifications have been defined broadly enough and with sufficient detail to accomplish ViewRay’s goal for the Product without price increases even if the services are changed pursuant to this Section 2.3; provided that such changes, as documented in a Change Control Document, do not change the scope of the tasks contemplated by the Specifications.

2.4 Deliverables. (a) PEKO shall deliver each Deliverable due under a Work Statement to ViewRay’s Oakwood Village, Ohio facility in accordance with the schedule in the applicable Work Statement. Prior to shipment PEKO will perform mutually agreed to testing required by the applicable Product Specifications and deliver to ViewRay a report on the test results including any non-conformities. ViewRay will review the test results and within five (5) Business Days from delivery of said test report either approve the Deliverable for shipment to such location as designated by ViewRay or indicate any nonconformities by providing measurable data that must be addressed prior to shipment. After receipt at the location designated by ViewRay, ViewRay shall inspect the Deliverable and test such Deliverable against the Specifications set forth in the Work Statement. If ViewRay accepts the Deliverable, ViewRay shall acknowledge its acceptance (“Acceptance”) of the Deliverable by executing a Deliverable acceptance certificate in the form attached as Attachment 4 within the time period specified in the applicable Work Statement. If ViewRay rejects the Deliverable, ViewRay shall provide PEKO with notice of rejection, including a reasonably specific description of the deficiencies alleged which shall include measurable data. PEKO will have the time period specified in the applicable Work Statement following its receipt of ViewRay’s notice of rejection in which to cure any such deficiencies and either “re-deliver” such Deliverable to ViewRay or, if PEKO cannot accomplish such re-delivery within such period deliver to ViewRay within such period a plan for curing said deficiencies. If PEKO makes re-delivery of the Deliverable, ViewRay shall have the period of time specified in the applicable Work Statement following its receipt of the re-delivered Deliverable, in which to accept or reject the Deliverable using the procedure specified above. If PEKO instead provides a correction plan for such Deliverable, ViewRay shall within five (5) Business Days following receipt of such correction plan either agree to, offer modifications of or reject said correction plan. The parties shall repeat the above process until the earlier of the date that a mutually acceptable correction plan is agreed or thirty (30) Business Days following ViewRay’s notice of rejection. If the parties are unable to agree on a mutually acceptable correction plan, and do not extend the timeframe for reaching or accepting a mutually acceptable plan, then Either Party may terminate the applicable Work

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Statement and ViewRay will “return” the Deliverable to PEKO and PEKO shall, within thirty (30) days following receipt of the rejected Deliverable, return to ViewRay all sums (if any) paid by ViewRay to PEKO for the Deliverable that is the subject of such rejection; provided, that PEKO shall not be required to return the funding specified in the applicable Work Statement as nonrecurring engineering (NRE) funding for such Deliverable through the date of termination). If the parties agree upon a correction plan, then PEKO shall perform such correction plan and “re-deliver” the Deliverable within the agreed time period. ViewRay shall, following its receipt of the re-delivered Deliverable, accept or reject the Deliverable using the procedure specified above. The process specified in this Section 2.4 shall be repeated until the earliest of the date: (i) ViewRay accepts the re-delivered Deliverable; or (ii) ViewRay rejects the Deliverable two (2) times for failure to comply with the Specifications; or (iii) one hundred eighty (180) days elapses from the initial notice of rejection. If the parties are unable to resolve such nonconformity within such time period, then ViewRay may terminate the applicable Work Statement and ViewRay may “return” the Deliverable to PEKO and PEKO shall, within thirty (30) days following receipt of the rejected Deliverable, return to ViewRay all sums (if any) paid by ViewRay to PEKO for the Deliverable that is the subject of such rejection; provided, that PEKO shall not be required to return the funding specified in the applicable Work Statement as nonrecurring engineering (NRE) funding for such Deliverable through the date of termination.

(b) It is understood and agreed that the Deliverables need not be error-free to have achieved the requirements for ViewRay to make payment of the progress payments (if any) specified in the applicable Work Statement, but if any Deliverable delivery or redelivery contains errors that individually or in the aggregate adversely affect ViewRay’s ability to use such Deliverable in accordance with the applicable Specifications, ViewRay may rightfully reject such Deliverable delivery or redelivery. Notwithstanding the foregoing, Acceptance will not relieve PEKO of its obligation to fix all identified errors in a timely fashion. ViewRay’s obligations to pay for the Deliverables are subject to Acceptance, ViewRay shall have no obligation to pay for Deliverables except to the extent they are the subject of ViewRay’s Acceptance.

(c) ViewRay will use Commercially Reasonable Efforts to test each Deliverable as quickly as practicable and in any event within thirty (30) days of “delivery” of such Deliverable after which time the Deliverable will be considered accepted.

2.5 Success Criteria. If the Product prototype delivered at the completion of a Program that is the subject of a Work Statement meets the applicable Specifications, then the provisions of Section 3 shall take effect with respect to such Product. If the Product prototype delivered at the completion of a Program that is the subject of a Work Statement does not meet the Specifications or if ViewRay and PEKO determine during the course of the Program that the results of the Program are unsatisfactory; which determination shall be made with reference to the prospects for realizing Products that meet the applicable Specifications then in each case they may mutually agree to terminate the Program under Section 9.2(b). If the parties do not agree with respect to termination of the Program, they shall resolve such dispute using the procedure specified in Section 10.2(a)-(b).

2.6 Price; Payment. (a) ViewRay shall pay PEKO for the services (and Deliverables) that are provided to ViewRay pursuant to this Section 2 and any Work Statement, the fee specified in such Work Statement.

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(b) All payments under this Section 2 and any Work Statement will be made by check or wire transfer. Payments will be made in US Dollars. All amounts due under this Section 2 and any Work Statement will be due within thirty (30) days of receipt of invoice subject to ViewRay’s Acceptance of the applicable Deliverable in accordance with Section 2.4

3. PURCHASE OF PRODUCTS AND TERMS OF SALE

3.1 Supply. If the Products that are the subject of a Work Statement under Section 2 meet the Specifications then ViewRay will purchase Products from PEKO from time to time during the term of this Agreement. Purchases will only be made by accepted Purchase Orders using the procedure specified in Section 3.3. The parties may or may not enter into a separate Work Statement for Section 3 supply activities in the event and to the extent that such supply activities require any refinement or adjustment in the Products or the applicable Specifications to address pricing for the commercial supply of Products as well as the fee for such refinement services; it being understood that no Work Statement entered into by the parties pursuant to this Section 3 shall modify any terms of this Section 3 except for the pricing for the Products and any supplemental refinement work by PEKO, as contemplated by Section 3.5. If the parties believe that more than refinement services will be required then such Work Statement may include features similar to a Section 2 Work Statement to address such refinement services, including the provisions of Sections 2.3-2.6. All Products integrated into a ViewRay radiation oncology system for sale to third parties by ViewRay shall be the property of ViewRay. All technology, plans, and specifications used in said ViewRay radiation oncology systems (including the Products incorporated into such systems) shall have been approved by ViewRay which shall be solely responsible for the ViewRay system incorporating such Products and liability arising therefrom.

3.2 Purchase Forecasts. At least two (2) months prior to the first delivery to ViewRay of commercial Products, ViewRay will deliver to PEKO a twelve (12) month rolling forecast (the “Forecast”). The Forecast will cover the 12 months commencing with and including the calendar month in which the first delivery of commercial Products is to occur. After delivery of the initial Forecast, the Forecast will be updated on a monthly basis. The Forecast shall be non-binding until [***] prior to the forecast shipment date at which time the quantities become binding on ViewRay.

3.3 Product Orders. ViewRay will submit to PEKO firm written purchase orders (each a “Purchase Order”) for the purchase of Products at least ninety (90) days prior to the specified delivery date of the ordered Products. Each Purchase Order will specify the quantity or, if more than one shipment is requested, quantities of Products ordered, the requested delivery date or dates, and ship-to locations. Orders will be placed by ViewRay to PEKO by email or facsimile, or by other means agreed upon by the parties, to an address provided by PEKO, which will initially be, [***]. In the case of conflict between the provisions of this Agreement and either the standard printed terms of any Purchase Order or the standard printed terms of sale of PEKO, the provisions of this Agreement will control. Purchase Orders may not be cancelled, but ViewRay may delay shipment for up to thirty (30) days with notice to PEKO delivered at least thirty (30) days prior to the scheduled delivery date.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.4 Obligation to Supply. (a) PEKO will acknowledge all Purchase Orders within five (5) Business Days following receipt of same either accepting such Purchase Order or rejecting such Purchase Order and will deliver all orders within the agreed to lead time following the acceptance of the applicable Purchase Order. PEKO will make best efforts to accept all Purchase Orders for a particular calendar month to the extent that the Purchase Order (1) does not exceed the amount of the non-binding Forecast for such calendar month, and (2) requires delivery no less than ninety (90) days following the date on which PEKO receives the Purchase Order. PEKO will not be in breach of this Section 3.4 if PEKO’s failure to supply Products is due to a Force Majeure event or if PEKO’s failure is limited to quantities in excess of the quantities specified in the binding Forecast period.

(b) Each party will promptly notify the other party of any circumstances that it believes may be of importance as to PEKO’s ability to meet ViewRay’s needs for the Products in a timely manner. If the Forecasts indicate that ViewRay’s need for the Products will exceed PEKO’s existing capacity to supply the Products, the parties will determine in good faith whether PEKO successfully can expand its production capacity so as to meet ViewRay’s needs in a timely manner.

3.5 Pricing. The prices for the Products supplied to ViewRay pursuant to this Section 3 shall be provided to ViewRay as part of each Work Statement. Pricing shall be itemized and listed in a detailed Bill of Materials displaying all elements of PEKO’s pricing for the Product; for third party components used by PEKO in the assembly of Products, PEKO will provide the prices at which such materials are supplied to PEKO [***]. ViewRay will also have full access to all rates [***] for purchased material that PEKO utilizes in the derivation of its pricing.

3.6 Payment. (a) All payments under this Section 3 will be made by check or wire transfer. Payments will be made in US Dollars. All amounts due under this Section 3 will be due within thirty (30) days of receipt of invoice. PEKO will invoice ViewRay upon shipment.

(b) All payments under this Section 3 and any corresponding Work Statement will be made by check or wire transfer. Payments will be made in US Dollars. All amounts due under this Section 3 and any corresponding Work Statement will be due within thirty (30) days of receipt of invoice subject to ViewRay’s Acceptance of the applicable Deliverable in accordance with Section 2.4.

3.7 Resale Prices. Nothing contained herein shall be deemed to limit in any way the right of ViewRay to determine the prices at which, or the terms on which, the Products purchased by ViewRay may be resold by ViewRay as part of ViewRay products or services.

3.8 Shipping. (a) PEKO shall arrange for shipment and invoicing to ViewRay of the Products ordered by ViewRay via common carrier, FCA PEKO’s Rochester facility. ViewRay shall pay all transportation, customs, duties and other governmental charges, if any, relating to the export, import and sale of the Products, and shall have all responsibility for storing and clearing the Products through all customs requirements.

(b) PEKO shall perform all in-process tests which were mutually agreed to by the parties and were required by the Product Specifications set forth in the Work Statement. All such tests and test results shall be performed, documented and summarized by PEKO in accordance with the Product Specifications. PEKO shall promptly notify ViewRay of any out-of-specification test results for either in-process or finished Product. Each shipment of Product from PEKO to ViewRay shall contain such quality control certificates as are necessary to show that the Product is in conformity with the Product Specifications prior to delivery to ViewRay.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.9 Defective Product. (a) PEKO will at its expense and at no further cost to ViewRay replace Products that by reason of PEKO’s fault or failure to Assemble according to ViewRays plans and specifications do not conform to the applicable warranties specified in Section 7.2 during the applicable warranty period specified therein. PEKO’s warranties, representations and obligations hereunder include only warranties, representations and obligations relating to items manufactured by it or its proper assembly or incorporation of items manufactured by third parties pursuant to ViewRay plans, and specifications and does not include items manufactured by others included in the assembly. PEKO will pass through to ViewRay all third party warranties with respect to items manufactured by third parties. ViewRay will notify PEKO in writing of any alleged defect of Product, will request a Return Material Authorization (“RMA”) number and will within thirty (30) days of receipt of such RMA number return such Product to PEKO freight prepaid and properly insured, along with a reasonably detailed statement of the claimed defect and proof of date of purchase. Such notice and statement may be sent to an email address provided by PEKO, which will initially be [***]. If PEKO agrees that Product is defective by reason of its fault as defined above then PEKO will use Commercially Reasonable Efforts to deliver replacement Product to ViewRay or its designated customer freight prepaid and properly insured with earliest delivery which can be obtained. Alternatively, PEKO may dispatch service personnel to inspect the applicable Product in the field, and in such cases will use Commercially Reasonable Efforts to dispatch such personnel to the site of the applicable Product within five (5) days if the Product is not functioning to Specification. ViewRay may also request that PEKO dispatch service personnel to inspect the applicable Product in the field, in which case PEKO will use commercially reasonable efforts to dispatch such personnel within five (5) days after such request. Repair or replacement of defective Products, due to PEKO’s fault will be at PEKO’s expense. In the event that PEKO reasonably determines that any allegedly nonconforming Product is in fact not defective (including Product that has been modified, misused, abused or the subject of unauthorized repair), PEKO will notify ViewRay in writing and ViewRay will reimburse PEKO for all reasonable costs and expenses related to the inspection, the cost of the replacement Product (if any), and the cost of the return of such Product to ViewRay (if applicable). If ViewRay disputes PEKO’s determination that a Product is not defective, the dispute will be discussed and resolved using the procedure provided in Section 10.2.

3.10 Reserved.

3.11 Changes. (a) The Product Specifications for “commercial” Product supplied pursuant to this Section 3 may be modified or changed only by ViewRay. ViewRay shall use the procedure specified in Section 2.3(a)-(b) to request such modifications or changes, except as modified in this Section 3.11. To the extent that any such modification or change results in an increase or decrease in the cost of manufacturing any Product or requires additional capital investment or other material changes to the manufacturing process, the parties shall jointly examine and mutually agree upon the consequences thereof and shall make an appropriate increase or decrease to the purchase price of such Product arising from such modification or change. In the

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event that any such change or modification results in the obsolescence of any raw materials, work-in-process, and/or finished materials, the cost of any such obsolescence shall be the sole responsibility of ViewRay to a maximum of material value attributable to open purchase orders and any additional Product in the then current Forecast with planned shipment within ninety (90) days of the change date. At least four (4) weeks prior notice is required for any requested Product Specifications change pursuant to this Section 3.11; provided, however, that if any requested Product Specifications change requires additional regulatory approval(s), the implementation of such requested change shall in no event be required until four (4) weeks after such approval(s) have been obtained. PEKO shall not be required to implement any change to the Product Specifications that it reasonably believes will prevent it from being able to perform in accordance with the terms of this Agreement unless such terms are modified. If PEKO notifies ViewRay that it believes the preceding sentence is applicable the parties shall meet and attempt to resolve the matter within ninety (90) days using the procedure specified in Section 10.2 if necessary; during any such period the Product will continue to be manufactured under the Product Specifications without such modification. If the parties are unable to resolve such matter within such 90-day period, then ViewRay may terminate this Agreement in accordance with Section 9.2(b) and PEKO shall continue to supply the Product to ViewRay under the Product Specifications without such modification for a period of up to twelve (12) months using the procedure specified in Section 9.3(c) and ViewRay shall continue to be obligated to accept all Products Assembled pursuant to accepted Purchase Orders.

(b) PEKO will not alter, modify, add to, or otherwise change the Product Specifications, Product, or any materials, suppliers or manufacturing techniques used in the design or production of the Products that will or may possibly affect the form, fit or function of the Products without ViewRay’s prior written approval. ViewRay may require PEKO to make changes in raw materials or processes subject to a mutually agreed price adjustments. PEKO may rebalance its production line in its reasonable business judgment; provided that the rebalancing makes no change to and has no effect on the form, fit or function of the Products. ViewRay will not make any changes to the Product Specifications without notifying PEKO in accordance with Section 3.11(a).

3.12 Commercial Systems at Volume. This Section 3 shall cover the purchase of Products in quantities sufficient to construct ten (10) ViewRay radiation oncology systems for sale to third parties. Unless the parties agree to extend the terms of this Section 3 to cover the purchase of quantities of Products for additional ViewRay radiation oncology systems, the parties shall discuss mutually acceptable amendments to Sections 3.1, 3.2, 3.5, 3.9, 7.2(a), 7.3, 8.1 and 8.2 of this Agreement to address issues relating to higher volume supply of Products before expanding this Agreement to cover the commercial supply of Products for additional ViewRay radiation oncology systems.

4. QUALITY ASSURANCE; SUPPORT

4.1 Manufacturing Practices; Testing. PEKO shall Assemble the Products supplied pursuant to Section 3 in accordance with mutually agreed quality standards and the Specifications. PEKO will install and maintain effective quality control systems, conduct quality assurance testing and keep comprehensive process control records conforming to (1) appropriate best practices, including the then applicable good manufacturing practices regulations of the U.S. Food and

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Drug Administration (“FDA’) under 21 C.F.R. Part 820 or comparable regulations of any other supra-national, regional, federal, state, or local regulatory agency or authority that has authority to grant registrations, authorizations, licenses and approvals necessary for the commercial manufacture, distribution, marketing, promotion, sale, use, importation, or exportation of the Products, including specifically ISO 13485 certification, ISO 9001 certification and MHLW accreditation (each, including the FDA, a “Regulatory Authority”) that apply to the manufacture of the Products (“Applicable Standards”); and (2) other requirements set forth herein.

4.2 Regulatory Clearances. ViewRay will have sole responsibility and authority for obtaining and maintaining regulatory clearance of the ViewRay system incorporating the Product (and all improvements or variations to such ViewRay system incorporating the Product developed during the term of this Agreement), including without limitation obtaining and maintaining approvals and clearances from the FDA and any other Regulatory Authority necessary for the ViewRay system incorporating the Product or the commercial distribution and sale of the ViewRay system incorporating the Product. All regulatory filings with the FDA or any other Regulatory Authority relating to the ViewRay system incorporating the Product will be made in the name of ViewRay or its designee and ViewRay will be responsible for maintaining the required records for such system.

4.3 Quality Assurance Inspections. (a) During regular business hours and upon reasonable advance notice and in a manner that does not disrupt or interfere with the business of PEKO, PEKO will permit ViewRay and its agents and its customers to inspect the facilities of PEKO, pertaining to the Products and provide access to PEKO’s manufacturing quality control documentation related to the Products to the extent necessary for, and for the purpose of assessing PEKO’s compliance with this Agreement. As a condition of provision to ViewRay agents or ViewRay customers of access to PEKO’s facilities and documentation, all information obtained by ViewRay agents or ViewRay customers as a result of such access will be PEKO Confidential Information for purposes of this Agreement. PEKO may require any agent or customer of ViewRay seeking access to PEKO’s facilities under this Section 4.3(a), as a condition to such access, to execute a standard confidentiality agreement with PEKO under which such agent agrees to treat information disclosed during such inspection as the Confidential Information of PEKO under terms and conditions no less restrictive than the terms contained in Section 6.2.

(b) If an inspection pursuant to Section 4.3(a) reveals that the facilities used to manufacture or Assembly of Products do not satisfy the Applicable Standards in all material respects, then ViewRay will promptly provide to PEKO written notice of such fact, which notice will contain in reasonable detail the deficiencies found in the manufacturing facilities and, if practicable, those steps ViewRay believes PEKO should undertake in order to remedy such deficiencies. PEKO will remedy such deficiencies within a reasonable period of time after receipt of such written notice and provide evidence of this corrective action to ViewRay as requested.

(c) PEKO will maintain manufacturing and Assembly quality documentation and will certify that Product was manufactured and tested in accordance with the Specifications and Applicable Standards. ViewRay may request copies of such certifications as part of the inspections permitted under Section 4.3(a).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) PEKO will comply with the Specifications and Applicable Standards in its Assembly of the Products. Prior to shipping any Product, PEKO will carry out the Product tests specified in the applicable Specifications on each unit of Product. If a Product or any part of a Product fails to meet the Specifications, through fault of PEKO, the Product will be repaired or replaced by PEKO as set forth in Section 7.3 and the relevant test will be repeated until such Product passes such test requirements. No Product will be shipped to ViewRay or its designee without passing all tests specified in the Specifications. Certification of conformance and/or test reports will be provided on request with each unit as evidence of compliance.

4.4 Recalls. (a) Prior to the commercial release of the ViewRay system incorporating the Product, ViewRay will provide PEKO with ViewRay’s standard operating procedures (“SOPs”) as to recalls. If either party becomes aware of information about any Product indicating that it may not conform to the Specifications, it will promptly so notify the other party. The parties will promptly confer to discuss such circumstances and to consider appropriate courses of action, which courses of action will be consistent with the SOPs. ViewRay will have the right to initiate, and will bear all costs associated with, a recall, withdrawal, or field correction of the ViewRay system incorporating the Product for any reason; provided that ViewRay may proceed against PEKO pursuant to Section 7.3 only if such recall, withdrawal, or field correction of the ViewRay system incorporating the Product is solely the direct result of (i) any breach by PEKO of its duties under the Agreement or (ii) PEKO’s negligence or willful misconduct without any action or activity or negligence of ViewRay contributing thereto.

(b) With respect to any recall, withdrawal, or field correction of a Product incorporated in a ViewRay system, ViewRay or its designee will be responsible for coordinating all of the necessary activities in connection with such recall, withdrawal, or field correction. In the event that PEKO becomes aware of any part fabricated by it or any assembly is not in conformance to ViewRay specifications PEKO shall promptly notify ViewRay.

(c) Each party will promptly (within two (2) working days unless a shorter time period is required under applicable law) notify the other party in writing of any event or complaint that gives rise or could give rise to the need to file a Medical Device Report (an “MDR”) within the meaning of the Federal Food, Drug and Cosmetic Act of 1941, as amended (the “Act”) or a similar report under the laws or regulations administered by any Regulatory Authority (collectively, an “AER”), with respect to any Product or the manufacture, distribution or use thereof in accordance with the MDR regulation, 21 C.F.R. Part 803 or similar regulations covering AER’s. Each such written notice will be Confidential Information under this Agreement. If, as a result of any corrective action or any final, non-appealable or non-appealed governmental or court action, an AER is required to be issued for any Product sold hereunder, ViewRay will bear the costs and expenses of and will be responsible for all corrective actions associated with such AER but may proceed against PEKO pursuant to Section 7.3 only if such AER is solely the direct result of (i) any breach by PEKO of its duties under the Agreement or (ii) PEKO’s negligence or willful misconduct without any action or activity or negligence of ViewRay contributing thereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. LICENSES; PROPRIETARY RIGHTS

5.1 PEKO Licenses. (a) PEKO hereby assigns and agrees to assign to ViewRay title to all Deliverables and other work product that results from PEKO’s performance of the services specified in any Work Statement, including any Program Intellectual Property Rights embodied in such Deliverables or work product, whether such Program Intellectual Property Rights are owned solely by PEKO or jointly by PEKO and ViewRay. ViewRay’s title in such Deliverables and work product and Program Intellectual Property shall not include any PEKO Intellectual Property embodied in such Deliverables or work product. Title to all such PEKO Intellectual Property shall remain vested in PEKO and this Agreement does not convey to ViewRay any ownership rights in any portion of such PEKO Intellectual Property by implication, estoppel or otherwise. With respect to such PEKO Intellectual Property for which PEKO retains title, PEKO hereby grants and agrees to grant to ViewRay a non-exclusive, worldwide, perpetual, paid-up and royalty-free license, including the right to grant sublicenses, to use such PEKO Intellectual Property and the Program Intellectual Property Rights owned by PEKO to the extent necessary or useful for ViewRay to develop, make, have made, use, reproduce, prepare derivative works, modify, market, sell, distribute and import products and deliver services that embody or utilize the Products to customers within the ViewRay Domain. ViewRay will not use PEKO Intellectual Property for any other purpose, without PEKO’s prior written permission and ViewRay shall not grant, or attempt to grant, a sublicense under this Section 5.1(a) to use PEKO Intellectual Property, including the Program Intellectual Property owned by PEKO outside the ViewRay Domain without the express written consent of PEKO.

(b) The license granted under this Section 5.1 shall be treated as a license of rights to “intellectual property” (as defined in Section 101(56) of Title 11 of the United States Code, as amended (the “Bankruptcy Code”)) for purposes of Section 365(n) of the Bankruptcy Code. The parties agree that ViewRay may elect to retain and may fully exercise all of its rights and elections under the Bankruptcy Code provided, that it abides by the terms of this Agreement.

5.2 ViewRay Licenses.

ViewRay hereby grants and agrees to grant to PEKO, solely to provide the applicable services under this Agreement and to supply Deliverables (during the Program) and Products (pursuant to Section 3) to ViewRay, a non-exclusive, paid-up and royalty-free license to use the ViewRay Intellectual Property and the Program Intellectual Property owned by ViewRay in connection with its performance of the Program and its supply of Products pursuant to Section 3. Upon the expiration or termination of this Agreement or the applicable Work Statement with respect to the applicable Product, PEKO’s license shall terminate and be of no further force or effect.

5.3 Reservation of Rights. (a) During the term of this Agreement, each party shall promptly disclose to the other in writing any Program Intellectual Property that might, under applicable law, be patentable or otherwise protectable. Program Intellectual Property (including, without limitation, improvements thereon whether developed by such party or any employee, or agent of such party) will be added to Attachment 6.

(b) ViewRay shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain, at ViewRay’s sole expense, patents covering Program Intellectual Property. . PEKO shall cooperate in the preparation, filing, prosecution and maintenance of any and all patent applications and patents covering Program Intellectual Property owned solely by ViewRay.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6. CONFIDENTIALITY

6.1 Publicity. The terms of this Agreement (including its existence) shall be treated as the Confidential Information of both parties and neither party will issue any press release or make any other statement, written or oral, to the public, the press or otherwise, relating to this Agreement and the transactions contemplated by this Agreement that has not previously been approved in writing by the other party. Nothing in this Section 6.1 shall prohibit a party from making such disclosures to the extent required under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however, the disclosing party shall use good faith efforts to notify and consult with the other party prior to such disclosure and, where applicable, shall diligently seek confidential treatment to the extent such treatment is available under applicable securities laws. Each party may provide a copy of this Agreement or disclose the terms of this Agreement: (a) to any finance provider in conjunction with a financing transaction, if such finance provider agrees to keep the terms of this Agreement confidential, (b) to enforce its rights under this Agreement in a proceeding in accordance with Section 10.2, (c) to any legal or financial advisor of such party, or (d) to current/prospective investors provided such investors are subject to a confidentiality agreement that is consistent with the terms of Section 6.2 regarding protection of Confidential Information of the other party.

6.2 Confidentiality. (a) Confidential Information of each party will be used by the other party solely for the purposes permitted by this Agreement. All Confidential Information of a disclosing party will be received and held in confidence by the receiving party, subject to the provisions of this Agreement. Each party acknowledges that, except for the rights expressly granted under this Agreement, it will not obtain any rights of any sort in or to the Confidential Information of the other party as a result of such disclosure and that any such rights must be the subject of separate written agreement(s).

(b) Each party will restrict disclosure of the other party’s Confidential Information to those of its employees and consultants to whom it is necessary or useful to disclose such Confidential Information in connection with the purposes permitted under this Agreement. Each party shall use Commercially Reasonable Efforts including at least efforts commensurate with those employed by the party for the protection of its own Confidential Information, to protect the Confidential Information of the other party.

(c) Nothing herein shall prevent a receiving party from disclosing all or part of the Confidential Information of the other party in response to a court order or other legal proceeding requesting disclosure of same; provided, the party that receives such order or process provides prompt notice to the disclosing party before making any disclosure (to the extent possible) and permits the disclosing party to oppose or narrow such request for disclosure and supports any of the disclosing party’s reasonable efforts to oppose such request (at disclosing party’s expense), and only to the extent necessary to comply with such request. Disclosure of Confidential Information pursuant to this Section 6.2(c) will not alter the character of that information as Confidential Information hereunder.

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(d) Either disclosing party may at any time notify the receiving party that such receiving party must return to the disclosing party the disclosing party’s Confidential Information. Each receiving party hereby agrees to, within thirty (30) days of such notification: (i) return all documents and tangible items it or its employees or agents have received or created pursuant to this Agreement pertaining, referring or relating to the other party’s Confidential Information; and (ii) return or certify (in a writing attested to by a duly authorized officer of such party) destruction of all copies, summaries, modifications or adaptations that such party or its employees or agents have made from the materials provided by the disclosing party; provided, however, that a party is permitted to retain one copy of such materials in its legal files to be used to verify compliance with its obligations hereunder.

7. REPRESENTATIONS AND WARRANTIES.

7.1 Authorization; Enforceability. Each of ViewRay and PEKO represents and warrants to the other party that: (a) it is duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement; (b) it is duly authorized by all requisite action to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and that the same do not conflict or cause a default with respect to such party’s obligations under any other agreement; (c) it has duly executed and delivered this Agreement; and (d) it is authorized to disclose any and all Confidential Information made available to the other party pursuant to this Agreement.

7.2 Products. (a) PEKO warrants to ViewRay that all Products supplied to ViewRay pursuant to Section 3 shall: (i) for a period of (12) months from the date of acceptance by the ViewRay customer but not more than twelve (12) months from the date of shipment by PEKO to ViewRay, whichever is longer, conform to its then current published specifications and documentation and the Specifications (provided that in the event of a conflict between the Specifications and the published specifications or documentation, the terms of the Specifications will control), and (ii) be Assembled, labeled, packaged, stored and tested (while in the possession or control of PEKO) in accordance with the Specifications current as of the date of manufacture and the applicable laws and regulations in relation to the Assembly and testing of the Product (including all Applicable Standards). This warranty does not apply to any non-conformity of the Products resulting from misuse, mishandling or unauthorized modification of the Products or storage in an improper environment in each case by any party other than PEKO or its agents. All purchased components integrated into any assembly provided by PEKO to ViewRay will have the warranty provided by the original manufacturer passed through to ViewRay.

(b) PEKO warrants to ViewRay that all Products shall be delivered free and clear of all liens and encumbrances.

7.3 Remedy. In the event any Products purchased by ViewRay from PEKO fail to conform to the warranty set forth in Section 7.2, PEKO shall, at PEKO’s option, repair or replace the Products. ViewRay shall notify PEKO of any such nonconformity and return the applicable Products in accordance with Section 3.9. It is understood and agreed that the remedy set forth in this Section 7.3 shall not limit either party’s other remedies with respect to third party claims arising pursuant to Sections 8.2-8.3.

7.4 Disclaimer. (a) EXCEPT FOR THE WARRANTIES EXPRESSLY MADE IN SECTIONS 7.1-7.2, NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED (WHETHER WRITTEN OR ORAL), INCLUDING, WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY MATTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO, THE PRODUCTS.

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(b) THE REPRESENTATIONS AND WARRANTIES OF EACH OF PEKO AND VIEWRAY EXTEND ONLY TO THE OTHER PARTY. NEITHER PARTY WILL BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST SUCH OTHER PARTY BY A THIRD PARTY, EXCEPT TO THE EXTENT PROVIDED IN SECTIONS 8.2-8.3.

8. RISK ALLOCATION

8.1 Limitation of Liability. (a) EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 6 AND EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 8.2-8.3 WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST PROFITS OR SAVINGS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, REGARDLESS OF WHETHER THE PARTIES HAVE ADVISED OR BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

(b) FOR ANY CLAIM ARISING UNDER THIS AGREEMENT, INCLUDING CLAIMS ARISING UNDER SECTIONS 8.2-8.3, NEITHER PARTY’S LIABILITY FOR DIRECT DAMAGES IN RESPECT OF ANY WORK STATEMENT SHALL EXCEED THE AGGREGATE FEES PAID OR PAYABLE BY VIEWRAY PURSUANT TO THE APPLICABLE WORK STATEMENT; PROVIDED FURTHER THAT THE AGGREGATE LIABILITY OF EITHER PARTY FOR DIRECT DAMAGES PURSUANT TO ALL WORK STATEMENTS UNDER THIS AGREEMENT, INCLUDING CLAIMS ARISING UNDER SECTIONS 8.2-8.3, SHALL NOT EXCEED $2,000,000.00.

8.2 Indemnification of ViewRay. Subject to the provisions of Section 8.4, PEKO will defend, indemnify, and hold harmless ViewRay and its Affiliates, officers, directors, employees, agents, and their successors and assigns (each, in such capacity, an “ViewRay Indemnified Party”) from and against any claim, suit, demand, loss, damage, of ViewRay Indemnified Party(ies) and those that may be asserted by a third party) or liability (collectively, “Losses”) arising from any third party claim or proceeding against the ViewRay Indemnified Party(ies) by any third party to the extent that such claim or proceeding is based on a third party allegation of product liability or personal injury arising from or relating to the use of Products Assembled by PEKO, attributable to PEKO’s negligence or willful acts. The foregoing indemnification action shall not apply in the event and to the extent that such Losses arose as a result of any ViewRay Indemnified Party’s negligence, intentional misconduct or breach of this Agreement.

8.3 Indemnification of PEKO. Subject to the provisions of Section 8.4, ViewRay will defend, indemnify, and hold harmless PEKO and its Affiliates, officers, directors, employees, agents, and their successors and assigns (each, in such capacity, an “PEKO Indemnified Party”) from and against any Losses arising from any third party claim or proceeding against the PEKO Indemnified Party(ies) by any third party to the extent that such claim or proceeding is based on: (a) any third party allegation of infringement of third party Intellectual Property Rights, where

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such claim is based upon the combination, operation or use of the Products with ViewRay technology or products in a manner not explicitly contemplated by this Agreement, if such claim of infringement would have been avoided but for such combination, operation or use; or (b) any third party allegation of product liability or personal injury arising from or relating to the ViewRay products or services (other than due to the failure of a Product). The foregoing indemnification action shall not apply in the event and to the extent that such Losses arose as a result of any PEKO Indemnified Party’s negligence, intentional misconduct or breach of this Agreement.

8.4 Procedure. To receive the benefit of indemnification under Section 8.2 or Section 8.3, the ViewRay Indemnified Party or PEKO Indemnified Party, as applicable, must: (a) promptly notify the party from whom indemnification is sought (each, an “Indemnifying Party”) of any claim or proceeding; (b) provide reasonable cooperation to the Indemnifying Party (and its insurer), as reasonably requested, and (c) tender to the Indemnifying Party (and its insurer) full authority to defend or settle the claim or suit; provided that no settlement requiring any admission by the Indemnified Party or that imposes any obligation on the Indemnified Party shall be made without the Indemnified Party’s consent. Neither party has any obligation to indemnify the other party in connection with any settlement made without the Indemnifying Party’s written consent. The Indemnified Party has the right to participate at its own expense in the claim or suit and in selecting counsel therefor.

8.5 Insurance. Each party shall procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated including (a) professional liability (or errors and omissions) or product liability insurance, whichever is applicable to the individual parties, in amounts of at least $3,000,000.00 combined single limit; (b) general liability in amounts of at least $1,000,000.00 per occurrence, $2,000,000 annual aggregate; (c) workers compensation in amounts in accordance with applicable; and (d) umbrella liability insurance in amounts of at least $6,000,000.00. All insurance amounts may be obtained by full, individual primary policy amount; a primary amount of less than minimum requirement enhanced by a blanket excess umbrella policy; or a combination of either. Each party shall provide the other party with a certificate of insurance upon request. It is understood that such insurance shall be construed to create a limit of either party’s liability with respect to its indemnification obligations under this Section 8. Each party shall cause the other to be listed as an additional named insured on such policy(ies) and shall provide the other with written evidence of such insurance upon request. Each party shall provide the other with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affects the rights of the other party hereunder. If such party does not obtain replacement insurance or take other measures that allow it to provide comparable coverage within such 15-day period, the other party shall have the right to terminate this Agreement effective at the end of such 15-day period without notice or any additional waiting periods.

9. TERM AND TERMINATION

9.1 Term. This Agreement shall take effect as of the Effective Date and shall remain in effect until the fifth anniversary of the Effective Date (the “Term”), unless sooner terminated in accordance with Section 2.5 or Section 9.2 of this Agreement. Thereafter, this Agreement will renew automatically for additional one-year terms unless either party provides the other party with written notice at least twelve (12) months in advance of the scheduled renewal date.

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9.2 Termination. (a) Either party may terminate any Program that is the subject of a Work Statement upon thirty (30) days written notice to the other party if the other party commits a material breach of this Agreement with respect to such Program, unless such breach is cured within the thirty (30) day notice period, or if such breach is not capable of being cured within thirty (30) days unless such party during such thirty (30) day period initiates actions reasonably expected to cure the breach and thereafter diligently proceeds to cure the breach. Termination of any Work Statement(s) shall not result in termination of this Agreement or any other Work Statement(s), which shall remain in force until terminated as provided above. If either party desires to terminate this Agreement and all Work Statements, it shall so state in its notice of termination. If termination of multiple Work Statements is elected pursuant to Section 7.2, the opportunity to cure shall be available for each Work Statement and termination shall only apply to those Work Statements with respect to which the default is not cured. The parties may also terminate a Program at any time in accordance with the procedure specified in Section 2.5.

(b) Following completion of a Program that is the subject of a Work Statement and, with respect to matters not directly related to the Program at any time during or following completion of the Program, either party may terminate this Agreement upon sixty (60) days written notice to the other party if the other party commits a material breach of this Agreement (other than non-payment), unless such breach is cured within the sixty (60) day notice period, or if such breach is not capable of being cured within sixty (60) days unless such party during such sixty (60) day period initiates actions reasonably expected to cure the breach and thereafter diligently proceeds to cure the breach.

(c) The parties may terminate this Agreement at any time by mutual agreement. ViewRay may also terminate this Agreement in accordance with Section 3.11(a).

(d) The disadvantaged party (as defined in Section 10.14) shall have the right to terminate this Agreement upon thirty (30) days notice if a Force Majeure condition has prevented performance by the other party for more than sixty (60) consecutive days or an aggregate one hundred twenty (120) days in any 12-month period.

(e) At any time after the eighteen (18) month anniversary of the Effective Date, either party may terminate this Agreement without cause upon ninety (90) days notice to the other party.

9.3 Effect of Termination. (a) Upon termination (including expiration) of this Agreement or termination of any Work Statement(s) for any reason: (i) PEKO will terminate all tasks for the affected Work Statement(s) in an orderly manner, as soon as practical and in accordance with a schedule agreed to by ViewRay and PEKO; (ii) PEKO shall deliver to ViewRay all materials developed through the termination of the Work Statement(s); and (iii) ViewRay shall pay PEKO any monies due and owing PEKO up to the time of termination for work that has been completed (as specified in the Work Statement(s)). In addition, unless termination was based upon a breach by PEKO, ViewRay shall pay PEKO for (and take delivery of) all work in process, raw material, and purchased material produced or procured for the affected Work Statement(s). If termination was based upon a breach by PEKO, ViewRay shall have the right but not the obligation to purchase and pay for work in process, raw material and purchased material produced or procured for the affected Work Statement(s).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Subject to Section 5, upon any termination (including expiration) of this Agreement each party shall return to the other party or certify in writing to the other party that it has destroyed all documents (including those stored on computer systems and networks) and other tangible items it or its employees or agents have received or created pertaining, referring or relating to the Confidential Information of the other party; provided, that a party is permitted to retain one copy of such materials in its legal files to be used to verify compliance with its obligations hereunder.

(c) Upon termination or expiration of this Agreement for any reason, ViewRay will have the right to continue to sell all unsold Products that are in its possession or that are subject to an open ViewRay Purchase Order as of the effective date of such termination or expiration. In addition, upon termination or expiration of this Agreement for any reason, PEKO will continue to supply ViewRay with Products for a period of twelve months after termination or expiration to wind-down the supply of Products for ViewRay from PEKO, provided that if termination was effected by PEKO as a result of ViewRay’s material breach of this Agreement then ViewRay will promptly pay all sums due PEKO under this Agreement as of the date of termination. The supply of Products by PEKO pursuant to this Section 9.3(c) shall be subject to the provisions of Sections 4-9.

(d) Nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of any termination, including the obligation of ViewRay to purchase all Products that are the subject of a binding Forecast as of the effective date of termination. Either party’s liability for any uncontested charges, payments or expenses due to the other party that accrued prior to the termination date shall not be extinguished by termination, and such amounts (if not otherwise due on an earlier date) shall be immediately due and payable on the termination date.

9.4 Survival. Sections 1, 2.6, 3.10(b), 4.4(c), 5-8, 9.3 (and the Sections of this Agreement referenced therein), 9.4 10.1-10.4, 10.7-10.13 and 10.15 shall survive any termination or expiration of this Agreement.

10. GENERAL PROVISIONS.

10.1 Governing Law. This Agreement shall be governed and construed in accordance with the internal, substantive laws of New York, to the exclusion of any choice or conflict of laws rule or provision that would result in the application of the substantive law of any other jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or the transactions contemplated by this Agreement.

10.2 Miscellaneous. (a) PEKO represents that it is compliant with all applicable federal and state laws, including but not limited to Equal Employment Opportunity and Affirmative Action laws, Americans with Disabilities Act, Title 9, the Clean Air Act and any and all other appropriate federal, state, and local laws and regulations. PEKO relieves ViewRay from any of its obligations under the Comprehensive Environmental Response, Compensation, and Liability Act now known, or which may arise in the future.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Any and all hazardous material provided by PEKO or in products provided by PEKO will be expressly identified, labeled and MSDS sheets provided to ViewRay, at least 3 business days prior to the goods arrival at or use by ViewRay. If applicable, PEKO will provide an updated MSDS sheet in the event of changes in specifications or material. PEKO agrees to provide MSDS sheets any language requested by ViewRay at no additional cost.

(c) PEKO will work with ViewRay, and provide to ViewRay any information and documentation required by ViewRay, to enable ViewRay to comply with any and all appropriate local, state, federal, or international requirements.

(d) Any legal action arising out of this Agreement shall be initiated within one year after the claim has arisen.

(e) The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity hereof promptly by negotiations between executives of the parties who have authority to settle the controversy or claim and who do not have direct responsibility for the administration of this Agreement. If the claim or controversy has not been resolved within thirty (30) days of the meeting of such executives, the parties may consider arbitration, mediation, or other alternative mechanism.

(f) All statutes of limitation shall be tolled while any alternative dispute resolution procedures are pending. If the parties are unable to agree on an alternative dispute resolution mechanism, either party may initiate litigation. All actions arising out of or related to this Agreement, the performance or breach of it or any warranties under it, must be filed in the United States District Court for the Western District of New York. The parties hereby submit to the exclusive personal jurisdiction of and waive any objection against the aforementioned United States District Court. .

10.3 Amendment and Waiver. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, its agents or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by either party of any breach of this Agreement by the other party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

10.4 Independent Contractors. Each party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of any third party. This Agreement and the relations hereby established by and between ViewRay and PEKO do not constitute a partnership, joint venture, franchise, agency or contract of employment. Neither party is granted, and neither party shall exercise, the right or authority to assume or create any obligation or responsibility on behalf of or in the name of the other party or its Affiliates. Each party shall be solely responsible for compensating all its personnel and for payment of all related FICA, workers’ compensation, unemployment and withholding taxes. Neither party shall provide the other party’s personnel with any benefits, including but not limited to compensation for insurance premiums, paid sick leave or retirement benefits.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.5 Assignment. Neither party may assign this Agreement or any of its rights and obligations under this Agreement without the prior written consent of the other party; provided, that either party may assign this Agreement without the consent of the other party to an Affiliate or in connection with any merger, acquisition, or sale a majority of such party’s voting stock or a sale of substantially all such party’s assets; provided, further, that in each instance the assignee expressly assumes all obligations imposed on the assigning party by this Agreement in writing and the other party is notified in advance of such assignment. Any purported assignment in violation of this Section 10.5 shall be null and void.

10.6 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.7 Notices. Unless otherwise provided herein, any notice, report, payment or document to be given by one party to the other shall be in writing and shall be deemed given when delivered personally or mailed by certified or registered mail, postage prepaid (such mailed notice to be effective on the date which is three (3) Business Days after the date of mailing), or sent by nationally recognized overnight courier (such notice sent by courier to be effective one (1) Business Day after it is deposited with such courier), or sent by telefax (such notice sent by telefax to be effective when sent, if confirmed by certified or registered mail or overnight courier as aforesaid) to the address set forth on the signature page to this Agreement or to such other place as any party may designate as to itself by written notice to the other party.

10.8 Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The parties agree that they will negotiate in good faith or will permit a court to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

10.9 Captions. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the meaning or construction of the terms and conditions hereof.

10.10 Word Meanings. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.

10.11 Entire Agreement. The terms and provisions contained in this Agreement (including the Attachments) constitute the entire understanding of the parties with respect to the transactions and matters contemplated hereby and supersede all previous communications, representations, agreements and understandings relating to the subject matter hereof. No representations, inducements, promises or agreements, whether oral or otherwise, between the parties not contained in this Agreement shall be of any force or effect. No agreement or understanding extending this Agreement or varying its terms (including any inconsistent terms in any purchase order, acknowledgment or similar form) shall be binding upon either party unless it is in a writing specifically referring to this Agreement and signed by a duly authorized representative of the applicable party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.12 Rules of Construction. The parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be construed against either party by reason of the extent to which such party or its professional advisors participated in the preparation of this Agreement.

10.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be accepted as original signatures, orders may be transmitted electronically and any document created pursuant to this Agreement may be maintained in an electronic document storage and retrieval system, a copy of which shall be considered an original.

10.14 Force Majeure. Except as otherwise provided in this Agreement, in the event that a delay or failure of a party to comply with any obligation created by this Agreement is caused by acts of Gods, wars (declared or undeclared and including the continuance, expansion or new outbreak of any war or conflict now in existence), revolution, civil commotion, acts of public enemy, labor strikes (other than employees of the affected party), terrorism, embargo or acts of government in its sovereign capacity (collectively, “Force Majeure”), the “affected party” will, after giving prompt notice to the “disadvantaged party,” be excused from such performance on a day-to-day basis during the continuance of such prevention, restriction, or interference (and the disadvantaged party will likewise be excused from the performance of its obligations on a day-to-day basis during the same period), provided, however, that the affected party will use its best efforts to avoid or remove the causes of nonperformance and both parties will proceed immediately with the performance of their obligations under this Agreement whenever the causes are removed or cease. If Force Majeure condition continue for more than sixty (6) consecutive days or an aggregate one hundred twenty (120) days in any 12-month period, then the disadvantaged party may terminate this Agreement in accordance with Section 9.2(d).

[remainder of this page intentionally left blank]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.15 Further Assurances. Each party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become unreasonably necessary to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed on their behalf by their duly authorized representatives intending it to take effect as an instrument under seal as of the Effective Date.

PEKO PRECISION PRODUCTS, INC.		VIEWRAY INCORPORATED

By:	/s/ Gary W. Baxter CEO	By:	/s/ Greg Ayers
Name:	Gary W. Baxter CEO	Name:	Greg Ayers, Chief Executive Officer
Date:	5/30, 2010	Date:	July 30, 2010
Notice Address: PEKO Precision Products, Inc. 1400 Emerson Street Rochester, NY 14606 Phone: [***] Fax: [***]		Notice Address: ViewRay Incorporated #2 Thermo Fisher Way Oakwood Village, OH 44146 Phone: [***] Fax: [***]

Attachment 1         Sample Work Statement

Attachment 2         Work Statement No. PEKO-1

Attachment 2A       Work Statement No. PEKO-2

Attachment 3         Change Request

Attachment 4         Deliverable acceptance Certificate

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 1

SAMPLE Work Statement

This Work Statement No. PEKO-         is entered into pursuant to Section 2.1 of the Development and Supply Agreement dated                     , 2010 between ViewRay and PEKO (the “Agreement”). Capitalized terms used in this Work Statement No. PEKO-         and not defined in this Work Statement No.          are used with the meanings ascribed to them in the Agreement.

If there is any language in this work statement that contradicts or changes the language in the Development and Supply Agreement, the language of the Development and Supply Agreement supersedes.

This Work Statement No. PEKO-         is attached to and becomes, upon execution by both parties below, a part of the Agreement, and sets forth the specific terms and conditions relating to the services and Deliverables listed below:

1.	Objective/ scope of Program work to be performed by PEKO:

2.	PEKO’s Tasks:

3.	Deliverables and Due Date(s):

4.	Acceptance Specifications:

5.	ViewRay Responsibilities:

6.	Pricing for Program Work:

7.	Pricing for Products (upon commercial supply):

8.	Special ViewRay responsibilities:

9.	Program Intellectual Property:

IN WITNESS WHEREOF the parties have executed this Work Statement No. PEKO-         intending it to take effect as an instrument under seal as part of the Agreement as of                     ,             .

PEKO PRECISION PRODUCTS, INC.		VIEWRAY INCORPORATED

By:		By:
Name:		Name:	Greg Ayers, Chief Executive Officer
Date:	,	Date:	,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement No. PEKO-#1

SMC DEVELOPMENT

Attachment 2 rev 2

Work Statement PEKO-1

PEKO SMM DEVELOPMENT

This Work Statement No. 1 is entered into pursuant to Section 2.1 of the Development and Supply Agreement dated July 30, 2010 between ViewRay and PEKO (the “Agreement”). Capitalized terms used in this Work Statement No. PEKO-1 and not defined in this Work Statement No. PEKO-1 are used with the meanings ascribed to them in the Agreement.

If there is any language in this work statement that contradicts or changes the language in the Development and Supply Agreement, the language of the Development and Supply Agreement supersedes.

This Work Statement No. PEKO-1 is attached to and becomes, upon execution by both parties below, a part of the Agreement, and sets forth the specific terms and conditions relating to the services and Deliverables listed below:

1.	Objective/ scope of Program work to be performed by PEKO:

PEKO will provide [***] for a Source Movement Mechanism as described in their response to our RFP. This scope includes the [***]. All work is performed in response to VR requirements document RQ-0066 attached.

RQ-0066 SMM

(Source Movement M)

1.1	Peko Assumptions and Exceptions

Peko’s assumptions and exceptions are noted in section 2 of the following response document. ViewRay comments are stated below.

Q10-033 Viewray

SMC Development Re

1.1.1	Item 2.6 will be resolved as part of the unit acceptance testing.

1.1.2	Item 2.7 Full life cycle testing will be resolved via Change request or other agreement between Peko and ViewRay.

1.1.3	Item 2.11 has been resolved in that it is agreed that the [***].

1.1.4	Item 2.14.3 regarding Peko scope clarification: Peko is designing and providing the [***] as part of the project scope.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement No. PEKO-#1

SMC DEVELOPMENT

2.	PEKO’s Tasks and Deliverables:

Phase 1 Concepting	Deliverables	Projected Cost
[***]	[***]	[***]
Phase 2
[***]	[***]	[***]

3.	Due Date(s)

PEKO will begin the Concept Phase I within one week of contract execution. The output of this stage will include a mutually (PEKO and ViewRay) agreed to set of design specifications and timeline. If mutual agreement cannot be reached on these areas at the end of the Concept Phase, ViewRay and PEKO may mutually agree to a course of continuing activities with the intend to reaching mutually agreed specifications and timelines or ViewRay may notify PEKO to stop work on the project with no further obligations past the payment for PEKO efforts up to the date of notification.

4.	Acceptance Specifications:

Detailed specifications will be mutually agreed at the end of Phase I per 3 above. This revision 2 of the work statement contains expected specifications for acceptance based on the recent [***].

PEKO Acceptance

Criteria (2)(2).doc

5.	ViewRay Responsibilities:

•	Provision of [***]

•	Provision of [***]

•	[***]

6.	Pricing for Program Work:

•	The above chart and PEKO proposal cover the estimated costs

•	It is expected that the estimated costs will be sufficient to complete the program. Upon their recognition of a change, PEKO will notify VRI if the costs for any phase are expected or are actually tracking above the estimates. VRI retains the right to reduce the scope of work or terminate the development if costs for any phase are exceeding target by more than [***].

•	Extended life cycle testing past that specified above will be completed by Peko via change order to this attachment after it is fully agreed.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement No. PEKO-#1

SMC DEVELOPMENT

7.	Pricing for Products (upon commercial supply):

•	Upon completion of the first prototype, PEKO will supply pricing for production units based upon [***].

8.	Special ViewRay responsibilities:

•	It is expected that the mechanics of the source movement may interfere or be incompatible with the source state indicators which VRI has prototyped. PEKO will submit their source movement mechanics for review and VRI will indicate what additional provisions PEKO must make to support modified source state indicators.

•	It is expected that the mechanics of the source movement may interfere or be incompatible with the source state indicators which VRI has prototyped. PEKO will submit their source movement mechanics for review and VRI will indicate what additional provisions PEKO must make to support modified source state indicators.

IN WITNESS WHEREOF the parties have executed this Work Statement No. PEKO-1 intending it to take effect as an instrument under seal as part of the Agreement as of July 30, 2010.

PEKO PRECISION PRODUCTS, INC.		VIEWRAY INCORPORATED

By:	/s/ Authorized Signatory	By:	/s/ Greg Ayers
Name:		Name:	Greg Ayers, Chief Executive Officer
Date:	,	Date:	14 Oct, 2010

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement No. PEKO-#2

CABLE MANAGEMENT DEVELOPMENT

Attachment 2A

Work Statement No. PEKO-2

PEKO CABLE MANAGEMENT DEVELOPMENT

This Work Statement No. PEKO-2 is entered into pursuant to Section 2.1 of the Development and Supply Agreement dated July 30, 2010 between ViewRay and PEKO (the “Agreement”). Capitalized terms used in this Work Statement No. PEKO-2 and not defined in this Work Statement No. PEKO-2 are used with the meanings ascribed to them in the Agreement.

If there is any language in this work statement that contradicts or changes the language in the Development and Supply Agreement, the language of the Development and Supply Agreement supersedes.

This Work Statement No. PEKO-2 is attached to and becomes, upon execution by both parties below, a part of the Agreement, and sets forth the specific terms and conditions relating to the services and Deliverables listed below:

1.	Objective/ scope of Program work to be performed by PEKO:

A.	The development of the Gantry Cable Management System will have multiple aspects to it. As discussed, the development will require [***] at ViewRay. All development work will [***], to streamline the process to the final version as much as possible.

B.	PEKO will use a [***], providing a [***]. PEKO uses this approach to “define success” up front allowing all team members visibility to common goals and expectations for the product to be produced.

2.	PEKO’s Deliverables:

A.	Phase I – Concept Development

1)	Peko has developed two concepts for this program and has presented these concepts to ViewRay during a site visit at ViewRay on June 9, 2010. The leading concept involves the [***] Although this concept at the time may not have been the most desired concept, more discussions on this concept may also take place.

2)	Specification Document – A document will be generated to serve as the specification for [***]

B.	Phase II – Proof of Concept and Manufacture

1)	[***]

C.	Phase III – Life Testing

1)	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement No. PEKO-#2

CABLE MANAGEMENT DEVELOPMENT

D.	Regulatory

1)	[***]

E.	Device History Record

4.	Acceptance Specifications:

A.	[***]

B.	Customer Specifications

1)	[***]

5.	ViewRay Responsibilities:

A.	Material and Information

1)	ViewRay to supply [***].

2)	ViewRay to supply [***].

3)	The above material will be provided according to a [***]. All parts, drawings and other materials supplied will be returned to ViewRay at the conclusion of the project.

4)	ViewRay will provide [***].

[The rest of this page left intentionally blank]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement No. PEKO-#2

CABLE MANAGEMENT DEVELOPMENT

6.	Pricing for Program Work:

ViewRay SMC Development

ITEM	ENG. HRS.	ENG. COST	BUILD HRS.	BUILD COST	MAT’L.	TOTAL
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Statement No. PEKO-#2

CABLE MANAGEMENT DEVELOPMENT

7.	Pricing for Products (upon commercial supply): NOT INCLUDED IN THIS WORK STATEMENT

8.	Special ViewRay responsibilities: N/ A

9.	Program Intellectual Property: Will be supplied to ViewRay upon receipt of Invoice Payment

IN WITNESS WHEREOF the parties have executed this Work Statement No. PEKO-2 intending it to take effect as an instrument under seal as part of the Agreement as of July 30, 2010

PEKO PRECISION PRODUCTS, INC.		VIEWRAY INCORPORATED

By:	/s/ Jeff Lake	By:	/s/ Greg Ayers
Name:	Jeff Lake, VP Systems Peko	Name:	Greg Ayers, Chief Executive Officer
Date:	8/6, 2010	Date:	August 19, 2010

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 2B

Work Statement PEK0-3

Non-Metallic Roller Bearings

This Work Statement No. 1 is entered into pursuant to Section 2.1 of the Development and Supply Agreement dated July 30, 2010 between ViewRay and PEKO (the “Agreement”). Capitalized terms used in this Work Statement No. PEK0-1 and not defined in this Work Statement No. PEK0-1 are used with the meanings ascribed to them in the Agreement.

If there is any language in this work statement that contradicts or changes the language in the Development and Supply Agreement, the language of the Development and Supply Agreement supersedes.

This Work Statement No. PEK0-3 is attached to and becomes, upon execution by both parties below, a part of the Agreement, and sets forth the specific terms and conditions relating to the services and Deliverables listed below:

1.	OBJECTIVE/ SCOPE OF PROGRAM WORK TO BE PERFORMED BY PEKO:

1.1	[***]

2.	PEKO’S TASKS:

2.1	[***]

3.	DELIVERABLES AND DUE DATE(S):

3.1	[***]

4.	Acceptance Specifications:

4.	VIEWRAY RESPONSIBILITIES:

4.1	[***]

5.	PRICING FOR PROGRAM WORK:

5.1	[***]

6.	PRICING FOR PRODUCTS (UPON COMMERCIAL SUPPLY):

6.1	N/A

7.	SPECIAL VIEWRAY RESPONSIBILITIES:

7.1	N/A

[THE REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF the parties have executed this Work Statement No. PEK0-1 intending it to take effect as an instrument under seal as part of the Agreement as of July 30, 2010

PEKO PRECISION PRODUCTS, INC.		VIEWRAY INCORPORATED

By:	/s/ Jeff Lake	By:	/s/ Greg Ayers
Name:	Jeff Lake (PEKO)	Name:	Greg Ayers, Chief Executive Officer
Date:	8/12, 2040	Date:	,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 3

Change Control Document

Work Statement Peko SMM – 1

This Change Request is made pursuant to Section 2.3 of the Master Services Agreement dated July 30, 2010 between the parties identified below (the “Agreement”) and concerns Work Statement Source Movement mechanism (SMM) under the Agreement. Capitalized terms used in this Change Request and not defined in this Change Request are used with the meanings ascribed to them in the Agreement or Work Statement SMM, as the case may be. ViewRay hereby approves Peko to perform the following change(s) to the terms of Work Statement SMM

Peko’s response to this Change Request has been made accordance with Section 1.2 of the Agreement.

ViewRay approves the following changes to the SMM Work Statement to include air manifold and supply analysis and design:

Requested Change(s):

Item	Scope Item	Deliverables	Estimated Hours/cost
1	[***]	[***]	[***]
2	[***]	[***]	[***]
3	[***]	[***]	[***]
4	[***]	[***]	[***]
5	[***]	[***]	[***]
6	[***]	[***]	[***]
7	[***]	[***]	[***]
8	Cost of purchased items. [***], etc.	Parts delivered
	Total hours		[***]
	Total parts cost	Not to exceed	[***]
	Total Hours & Parts		[***]

Requested by:

VIEWRAY INCORPORATED

Title: Sr. Director Systems Engineering

Approved by:

Peko

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

By:	/s/ Authorized Signatory
Title:

Associated change in Schedule: None

Associated Change in Cost: $[***] estimated

Approved by:

VIEWRAY INCORPORATED

By:	/s/ Authorized Signatory
Title:	Sr. Dir. Sys Eng

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.